EXHIBIT 99.1

Cardtronics Announces First Quarter 2008 Results

HOUSTON, May 8, 2008 (PRIME NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM), the world's largest operator of ATMs, today announced its financial and operational results for the quarter ended March 31, 2008.

Highlights for the first quarter include:

 -- Consolidated revenues of $120.6 million, up 62% from the first quarter of 2007
 -- Adjusted EBITDA of $19.0 million, up 60% from the first quarter of
    2007
 -- Adjusted Net Income of $1.5 million, up from an Adjusted Net Loss of $0.3 million in the first quarter of 2007
 -- Significant improvements in key operating metrics versus the first quarter of 2007:
     - Average number of transacting ATMs increased by 29%
     - Total transactions increased by 87%
     - Total cash withdrawal transactions increased by 73%
     - Cash withdrawal transactions per ATM per month increased by 34%
     - ATM operating revenues per ATM per month increased by 25%
     - ATM operating gross profit per ATM per month increased by 29%
 -- The transitioning of our advanced-functionality "Vcom" ATMs and our United Kingdom ATM portfolio over to our electronic funds transfer ("EFT") processing platform.  As of March 31, 2008, we were processing transactions for approximately 20,300 of our ATMs.
 -- The public announcements of three significant processing, placement, and branding arrangements:
     - On January 22, 2008, we announced that Circle K Stores, a subsidiary of Alimentation Couche-Tard Inc., one of the largest convenience store operators in the world, selected Cardtronics to be the transaction processor for domestic Circle K owned and operated ATMs across the Midwest and Great Lakes regions.  As of March 31, 2008, our EFT processing operations were
       processing transactions for 675 Circle K ATMs.
     - On January 31, 2008, we announced that Cardtronics had signed an eight-year agreement with Safeway Inc., one of the largest food and drug retailers in North America, under which
       Cardtronics will provide 650 Safeway locations with
       comprehensive ATM services, including cash management,
       maintenance, customer service, monitoring and processing
       solutions.
     - On March 13, 2008, Washington Mutual announced it will place its brand on over 425 Cardtronics-owned ATMs in CVS(r)/pharmacy drugstores throughout Arizona and California.

A significant factor in comparing Cardtronics' first quarter 2008 results with its first quarter 2007 results is the Company's acquisition of the financial services business of 7-Eleven, Inc. (the "7-Eleven ATM Transaction"), the results of which have been included in the Company's consolidated financial statements beginning on July 20, 2007.

"Cardtronics had a solid first quarter," commented Jack Antonini, Cardtronics' President and Chief Executive Officer. "While the first quarter of each year has historically been our softest due to seasonality, we were quite pleased with our most recent results. These results reinforced our ability to perform well in a troubled economy, and our performance is a tribute to the way we have positioned our company over the past several years, working to reshape our business from simply providing cash to becoming the preferred provider of financial self-service solutions to consumers, retailers, and financial institutions."

FIRST QUARTER RESULTS

For the first quarter of 2008, revenues totaled $120.6 million, representing a 62% increase over the $74.5 million in revenues recorded during the first quarter of 2007. While our domestic and international operations generated higher revenues during the first quarter of 2008, the year-over-year increase was primarily attributable to the 7-Eleven ATM Transaction, which resulted in $37.2 million of incremental revenues.

Adjusted EBITDA totaled $19.0 million for the first quarter of 2008 compared to $11.9 million for the first quarter of 2007, and Adjusted Net Income totaled $1.5 million (or $0.04 per share) compared to an Adjusted Net Loss of $0.3 million (or a $0.02 loss per share) for the first quarter of 2007. This year-over-year increase was primarily attributable to the 7-Eleven ATM Transaction. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income (Loss) are detailed in a reconciliation included at the end of this press release.

The GAAP net loss for the first quarter totaled $4.6 million, reflecting the incremental $4.7 million of depreciation, accretion, and amortization expense associated with the 7-Eleven ATM Acquisition and the increased number of machines in the Company's United Kingdom and Mexico operations, the additional $1.9 million of interest expense associated with slightly higher debt levels during the first quarter of 2008, and $1.3 million of losses related to the Company's advanced-functionality operations. The net loss for the quarter also includes a $1.2 million income tax charge associated with valuation allowances against the Company's various deferred tax assets. This charge is reflected in the "income tax expense (benefit)" line item of our consolidated statement of operations.

2008 GUIDANCE

The Company is reconfirming its expectations for the following financial measures for the year ending December 31, 2008:

 -- Revenues of $480.0 million to $505.0 million,
 -- Overall gross margins of approximately 24.5%,
 -- Adjusted EBITDA of $86.0 million to $90.0 million,
 -- Depreciation and accretion expense of $38.0 million to $39.0 million,
 -- Interest expense of $29.0 million to $30.0 million,
 -- Adjusted Net Income of $0.30 to $0.35 per diluted share, based on a range of 39.5 million to 40.0 million shares outstanding, and
 -- Capital expenditures of $48.0 million to $50.0 million, net of minority interest.

These amounts include the estimated revenues and losses associated with the Company's advanced-functionality operations. The Company anticipates that pre-tax losses from these operations will be in the range of $3.0 million to $5.0 million for 2008. Additionally, the guidance excludes the impact of certain one-time items as well as anticipated stock-based compensation expense and approximately $17.5 million of intangible asset amortization expense.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss) are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Additionally, Adjusted EBITDA and Adjusted Net Income (Loss) exclude certain non-recurring or non-cash items and, therefore, may not be comparable to similarly titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A reconciliation of net loss to EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss) is presented in tabular form at the end of this press release.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest operator of ATMs. Cardtronics operates approximately 32,600 ATMs across its portfolio, with ATMs in every major U.S. market, 2,350 ATMs throughout the United Kingdom, and 1,425 ATMs in Mexico. Major merchant clients include 7-Eleven(r), A&P(r), Chevron(r), Costco(r), CVS(r)/pharmacy, Duane Reade(r), ExxonMobil(r), Rite Aid(r), Safeway(r), Sunoco(r), Target(r), and Walgreens(r). Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding, surcharge-free programs, and image deposit. Over 9,500 Cardtronics owned and operated ATMs currently feature bank brands. For more information, please visit the Company's website at http://www.cardtronics.com/.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. Many of the forward-looking statements contained in this release relate to our first quarter financial results and the underlying business events which generated those results. They include, among other things, trends within the ATM industry; proposed new programs and initiatives; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties relating to trends in ATM usage and alternative payment options; changes in the ATM transaction fees the Company receives; decreases in the number of ATMs that can be placed with the Company's top merchants; the Company's reliance on third parties for cash management and other key outsourced services; changes in interest rates; declines in, or system failures that interrupt or delay, ATM transactions; the Company's ability to continue to execute its growth strategies; risks associated with the acquisition of other ATM networks; increased industry competition; increased regulation and regulatory uncertainty; changes in ATM technology; changes in foreign currency rates; and general and economic conditions.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

                Consolidated Statements of Operations
          For the Three Months Ended March 31, 2008 and 2007
                             (Unaudited)

                                                Three Months Ended
                                                    March 31,
                                            --------------------------
                                               2008             2007
                                            ---------       ----------
                                           (In thousands, except share
                                           and per share information)
 Revenues:
 ATM operating revenues                     $ 115,062        $ 71,656
 Vcom operating revenues                        1,235              --
 ATM product sales and other revenues           4,278           2,862
                                            ---------       ----------
    Total revenues                            120,575          74,518
 Cost of revenues:
 Cost of ATM operating revenues
  (exclusive of depreciation,
  accretion, and amortization
  shown separately below)                      86,832          54,736
 Cost of Vcom operating revenues                2,269              --
 Cost of ATM product sales and other
  revenues                                      4,164           2,797
                                            ---------       ----------
    Total cost of revenues                     93,265          57,533
    Gross profit                               27,310          16,985
 Operating expenses:
 Selling, general, and administrative
  expenses:
    Stock-based compensation                      201             206
    Other selling, general, and
     administrative expenses                    8,350           6,238
 Depreciation and accretion expense             9,082           6,398
 Amortization expense                           4,503           2,486
                                            ---------       ----------
    Total operating expenses                   22,136          15,328
 Income from operations                         5,174           1,657
 Other (income) expense:
 Interest expense, net                          7,632           5,892
 Amortization of deferred financing
  costs and bond discounts                        508             356
 Minority interest in subsidiary                   --            (112)
 Other (income) loss                            1,061            (119)
                                            ---------       ----------
    Total other expense                         9,201           6,017
 Loss before income taxes                      (4,027)         (4,360)
 Income tax expense (benefit)                     565            (973)
                                            ---------       ----------
 Net loss                                      (4,592)         (3,387)
 Preferred stock accretion expense                 --              67
                                                   --              --
 Net loss available to common
  shareholders                               $ (4,592)       $ (3,454)
                                            =========       ==========

 Net loss per common share - basic and
   diluted                                    $ (0.12)        $ (0.25)
                                            =========       ==========

 Weighted average shares outstanding -
  basic and diluted                        38,589,878      13,965,875
                                           ==========      ===========

                         Consolidated Balance Sheets
                  As of March 31, 2008 and December 31, 2007

                                              March 31,     Dec. 31,
                                                2008          2007
                                            ----------     ----------
                                            (Unaudited)    (Audited)
                                                (In thousands)
 Assets
 Current assets:
  Cash and cash equivalents                    $ 8,908       $ 13,439
  Accounts and notes receivable, net            26,324         23,248
  Inventory                                      3,633          2,355
  Restricted cash, short-term                    8,419          5,900
  Prepaid, deferred costs, and other
   current assets                               14,772         11,843
                                             ---------      ---------
    Total current assets                        62,056         56,785
 Property and equipment, net                   174,225        163,912
 Intangible assets, net                        126,227        130,901
 Goodwill                                      234,355        235,185
 Prepaid and other assets                        4,657          4,502
                                             ---------      ---------
    Total assets                             $ 601,520      $ 591,285
                                             =========      =========

 Liabilities and Stockholders' Equity
 Current liabilities:
  Current portion of long-term debt              $ 980          $ 882
  Current portion of capital lease
   obligations                                     922          1,147
  Current portion of other long-term
   liabilities                                  23,173         16,201
  Accounts payable and other accrued
   and current liabilities                      87,025        104,909
                                             ---------      ---------
    Total current liabilities                  112,100        123,139
 Long-term liabilities:
  Long-term debt, net of current
   portion                                     343,190        307,733
  Capital lease obligations, net of
   current portion                                 785            982
  Deferred tax liability, net                   11,884         11,480
  Asset retirement obligations                  18,374         17,448
  Other long-term liabilities                   27,413         23,392
                                             ---------      ---------
    Total liabilities                          513,746        484,174
 Stockholders' equity                           87,774        107,111
                                             ---------      ---------
    Total liabilities and
     stockholders' equity                    $ 601,520      $ 591,285
                                             =========      =========

                       Key Operating Metrics
           For the Three Months Ended March 31, 2008 and 2007
                           (Unaudited)

                                                Three Months Ended
                                                    March 31,
                                              -----------------------
                                                 2008          2007
                                              --------       --------
 Average number of transacting ATMs:
 United States: Company-owned                   12,182         11,542
 United States: Merchant-owned                  10,947         11,843
 United States: 7-Eleven Financial
  Services Business                              5,672             --
 United Kingdom                                  2,252          1,419
 Mexico                                          1,422            424
                                              --------       --------
    Total average number of
     transacting ATMs                           32,475         25,228
                                              ========       ========

 Total transactions (in thousands)              83,037         44,449
 Total cash withdrawal transactions
  (in thousands)                                53,890         31,180
 Monthly cash withdrawal transactions
  per ATM                                          553            412

 Per ATM per month amounts:
 ATM operating revenues                        $ 1,181          $ 947
 Cost of ATM operating revenues (1)                891            723
                                              --------       --------
    ATM operating gross profit  (2)              $ 290          $ 224
                                              ========       ========

 ATM operating gross margin  (1)                  24.5%          23.6%

 Adjusted per ATM per month amounts:
 ATM operating revenues                        $ 1,181          $ 947
 Adjusted cost of ATM operating
  revenues (1)(3)                                  887            713
                                              --------       --------
    Adjusted ATM operating gross
     profit(2)                                   $ 294          $ 234
                                              ========       ========

 Adjusted ATM operating gross
  margin(1)                                       24.9%          24.7%

 Capital expenditures, excluding
  acquisitions and net of minority
  interest (in thousands)                     $ 26,064       $ 13,882
        -------------------

 (1) Amounts presented exclude the effects of depreciation, accretion, and amortization expense, which are represented separately in our consolidated statements of operations.
 (2) ATM operating gross profit is a measure of profitability that uses only the revenue and expenses that relate to operating the ATMs in our portfolio. Revenues and expenses from
     advanced-functionality services, ATM equipment sales, and other
     ATM-related services are not included.
 (3) Adjusted cost of ATM operating revenues excludes the same cost of revenues adjustments as those used to calculate Adjusted
     EBITDA and Adjusted Net Income (Loss).

        Reconciliation of Net Loss to EBITDA, Adjusted EBITDA,
                    and Adjusted Net Income (Loss)
           For the Three Months Ended March 31, 2008 and 2007
                            (Unaudited)

                                                  Three Months Ended
                                                      March 31,
                                              -----------------------
                                                 2008           2007
                                              --------       --------
                                                (In thousands, except
                                                 share and per share
                                                     amounts)
 Net loss                                     $ (4,592)      $ (3,387)
 Adjustments:
   Interest expense, net                         7,632          5,892
   Amortization of deferred financing
    costs and bond discounts                       508            356
   Income tax expense (benefit)                    565           (973)
   Depreciation and accretion expense            9,082          6,398
   Amortization expense                          4,503          2,486
                                              --------       --------
 EBITDA                                       $ 17,698       $ 10,772
                                              --------       --------

 Add back:
   Other (income) loss (1)                       1,061           (119)
   Minority interest                               (48)            (5)
   Adjustments to cost of revenues (2)             403            784
   Adjustments to selling, general,
    and administrative expenses (3)               (144)           418
                                              --------       --------
 Adjusted EBITDA                              $ 18,970       $ 11,850
                                              --------       --------

 Less:
   Interest expense, net                         7,632          5,892
   Depreciation and accretion expense            9,082          6,398
   Income tax expense (benefit) (at 35%)           790           (154)
                                              --------       --------
 Adjusted Net Income (Loss)                    $ 1,466         $ (286)
                                              ========       ========

 Adjusted Net Income (Loss) per Share           $ 0.04        $ (0.02)
                                              ========       ========
 Adjusted Net Income (Loss) per Diluted
  Share                                         $ 0.04        $ (0.02)
                                              ========       ========

 Weighted average shares outstanding -
  basic                                     38,589,878     13,965,875
                                            ==========     ==========
 Weighted average shares outstanding -
  diluted                                   39,819,023     13,965,875
                                            ==========     ==========

 -----------------
 (1) Other loss for the three  months  ended  March 31, 2008 was primarily  comprised of losses on the disposal of fixed assets that were incurred in conjunction with the deinstallation of ATMs during the period.  Other income for the three months ended
     March 31, 2007 included  $0.6  million  in gains on the sale of
     equity  securities awarded  to  Cardtronics   pursuant  to  the
     bankruptcy   plan  of reorganization of Winn-Dixie Stores, Inc.,
     one of the Company's merchant  customers.  This  amount  was partially  offset  by $0.5 million  in  losses  on the  disposal of fixed  assets  that  were incurred in conjunction with the deinstallation of ATMs during the period.

 (2) Adjustments to cost of revenues  include the following for the three month periods ended March 31, 2008 and 2007:

                                                 2008           2007
                                                ------         ------
                                                   (In thousands)
 In-house processing conversion costs            $ 171          $ 498
 Triple-DES related costs                           12            206
 Stock-based compensation expense                   65             16
 Other                                             155             64
                                                 -----          -----
                                                 $ 403          $ 784
                                                 =====          =====

 (3) Adjustments  to  selling,   general,   and  administrative
     expenses  include the  following  for the three month periods ended
     March 31, 2008 and 2007:

                                                 2008           2007
                                                ------         ------
                                                   (In thousands)
 Elimination of previously established
  acquisition-related accrual                   $ (345)          $ --
 Stock-based compensation expense                  201            206
 Litigation settlement costs                        --            190
 Other                                              --             22
                                                ------          -----
                                                $ (144)         $ 418
                                                ======          =====

CONTACT:  Cardtronics, Inc.
          Investors:
          J. Chris Brewster, Chief Financial Officer
            281-892-0128
            cbrewster@cardtronics.com
          Media:
          Joel Antonini, Vice President - Marketing
            281-552-1131
            joel.antonini@cardtronics.com